Exhibit 21.1

                       List of Subsidiaries of
                       STRATUS PROPERTIES INC.

                                                           Name Under Which
           Entity                     Organized            It Does Business
-------------------------------      ----------           ------------------
Stratus Properties Operating Co.      Delaware                Same

Circle C Land Corp.                   Texas                   Same